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NEW ENGLAND ENERGY INCORPORATED
Balance Sheet
At September 30, 1999
(expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, Subject to Adjustment)
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ASSETS
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

Current assets:
     Temporary cash investment with affiliated company           $ 4.8
     Prepaid expenses          0.3
     Other current assets          0.1
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          Total current assets               5.2
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          Total assets               $ 5.2
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
     Accounts payable (including $0.1 to affiliates)          $ 0.4
     Accrued taxes           6.1
     Miscellaneous current and accrued liabilities          0.6
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               Total current liabilities          7.1
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Parent company's investment:
     Subordinated notes payable to parent          23.6
     Common stock, par value $1 per share, and
          other paid-in capital          0.3
     Accumulated deficit          (25.8)
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               Total parent company's investment          (1.9)
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               Total liabilities and parent company's investment          $
5.2
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